For the Fiscal Period Ended 12/31/03
Prudential?s Gibraltar Fund, Inc.
811-01660

Exhibit 77C


                  SHAREHOLDER RESPONSE SUMMARY REPORT             Page 1
                                PRUDENTIAL
                  PRUDENTIAL'S GIBRALTAR FUND, INC.
                              July 17, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

    1. To elect as Directors the following 10 nominees:

                                Saul K. Fenster

    Affirmative          28,837,332.636          96.529%           96.529%
    Withhold              1,037,064.564           3.471%            3.471%

    TOTAL                29,874,397.200         100.000%          100.000%

                                Delayne Dedrick Gold

    Affirmative          28,878,022.358          96.665%           96.665%
    Withhold                996,374.842           3.335%            3.335%

    TOTAL                29,874,397.200         100.000%          100.000%

                                W. Scott McDonald, Jr.

    Affirmative          28,887,273.685          96.696%           96.696%
    Withhold                987,123.515           3.304%            3.304%

    TOTAL                29,874,397.200         100.000%          100.000%

                                Thomas T. Mooney

    Affirmative          28,886,094.434          96.692%           96.692%
    Withhold                988,302.766           3.308%            3.308%

    TOTAL                29,874,397.200         100.000%          100.000%

                                Louis A. Weil, III

    Affirmative          28,876,866.139          96.661%           96.661%
    Withhold                997,531.061           3.339%            3.339%

    TOTAL                29,874,397.200         100.000%          100.000%

                                Thomas M. O'Brien

    Affirmative          28,886,094.434          96.692%           96.692%
    Withhold                988,302.766           3.308%            3.308%

    TOTAL                29,874,397.200         100.000%          100.000%

                                John A. Pileski

    Affirmative          28,870,593.185          96.640%           96.640%
    Withhold              1,003,804.015           3.360%            3.360%

    TOTAL                29,874,397.200         100.000%          100.000%



                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 2
                                PRUDENTIAL
                    PRUDENTIAL'S GIBRALTAR FUND, INC.
                              July 17, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

                                F. Don Schwartz

    Affirmative          28,877,711.415          96.664%           96.664%
    Withhold                996,685.785           3.336%            3.336%

    TOTAL                29,874,397.200         100.000%          100.000%

                                David R. Odenath

    Affirmative          28,849,609.691          96.570%           96.570%
    Withhold              1,024,787.509           3.430%            3.430%

    TOTAL                29,874,397.200         100.000%          100.000%

                                Robert F. Gunia

    Affirmative          28,853,190.899          96.582%           96.582%
    Withhold              1,021,206.301           3.418%            3.418%

    TOTAL                29,874,397.200         100.000%          100.000%

    2. To approve amendments to the Fund's Articles of Incorporation, relating to:

            a. future charter amendments;

    Affirmative          26,923,324.593          90.122%           90.122%
    Against               1,227,293.112           4.108%            4.108%
    Abstain               1,723,779.495           5.770%            5.770%

    TOTAL                29,874,397.200         100.000%          100.000%

            b. redemption provisions;

    Affirmative          26,802,550.109          89.717%           89.717%
    Against               1,251,835.845           4.191%            4.191%
    Abstain               1,820,011.246           6.092%            6.092%

    TOTAL                29,874,397.200         100.000%          100.000%

            c. quorum requirements;

    Affirmative          27,205,906.870          91.068%           91.068%
    Against               1,003,824.764           3.360%            3.360%
    Abstain               1,664,665.566           5.572%            5.572%

    TOTAL                29,874,397.200         100.000%          100.000%



                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 3
                                PRUDENTIAL
                    PRUDENTIAL'S GIBRALTAR FUND, INC.
                              July 17, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

            d. master/feeder transactions;

    Affirmative          26,388,834.221          88.333%           88.333%
    Against               1,560,432.568           5.223%            5.223%
    Abstain               1,925,130.411           6.444%            6.444%

    TOTAL                29,874,397.200         100.000%          100.000%

            e. determinations made by the board and limitations on liability;

    Affirmative          26,312,395.843          88.077%           88.077%
    Against               1,835,782.172           6.145%            6.145%
    Abstain               1,726,219.185           5.778%            5.778%

    TOTAL                29,874,397.200         100.000%          100.000%

            f. indemnification.

    Affirmative          26,120,847.440          87.436%           87.436%
    Against               1,591,423.400           5.327%            5.327%
    Abstain               2,162,126.360           7.237%            7.237%

    TOTAL                29,874,397.200         100.000%          100.000%



                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 4
                                PRUDENTIAL
                    PRUDENTIAL'S GIBRALTAR FUND, INC.
                              July 17, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL        29,874,397.200

    VOTED SHARES        29,874,397.200

    PERCENT VOTED              100.000%
                                                            C41